Exhibit 99.1

The Joint Corp. Reports Fourth Quarter and Full Year 2016 Financial Results

Full Year 2016 Revenue Increased 48% to $20.5 Million Compared to Full Year 2015

 The Company Added 58 Total Clinics in 2016

Ron DaVella Appointed Lead Director

SCOTTSDALE, Ariz., March 09, 2017 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ:JYNT), a national operator, manager and franchisor of chiropractic clinics, today reported results for the fourth quarter and full year ended December 31, 2016.

Financial Highlights

  Revenue increased 54% in the fourth quarter of 2016 to $5.8 million, up from $3.8 million in the prior year quarter.
  Revenue increased 48% for full year 2016 to $20.5 million, up from $13.8 million in 2015.
  System wide Comp Sales[1] were 26% for the fourth quarter of 2016 and 28% for the full year 2016.
  370 total clinics in operation as of December 31, 2016, a net increase of 16 clinics during the fourth quarter, and a net increase of 58 clinics from December 31, 2015.

“A strong fourth quarter capped a pivotal year for The Joint Corp. in which we refined our strategic objectives, significantly improved the financial profile of our business, added a net 58 new clinics in 2016, and made steady progress on key franchise and operational initiatives to position the business for future growth,” said Peter D. Holt, president and chief executive officer of The Joint Corp. “Our continued strong revenue growth in 2016, as well as the robust same store sales growth for the fourth quarter and for the full year, reflect the increased consumer demand for our business.”

Holt added, “The Company’s momentum continues to build entering 2017. Our trailing 12-months system-wide sales crossed $100 million in January 2017, for the first time, with January reaching our second highest system-wide sales month after November 2016, which stands as the highest system-wide sales month to date as a result of our successful Black Friday promotion.”

“We have reduced our corporate overhead, put non-dilutive financing in place, and converted the Chicago area clinics from an expense to a revenue generator by transferring them to franchisees. In 2017 we remain focused on achieving profitability in our corporate clinics portfolio, projecting to open 50 to 60 new franchise clinics, and working towards achieving company-wide Adjusted EBITDA breakeven during the first half of 2017 compared to our previous expectation of the end of 2017.”

Fourth Quarter 2016 Financial Results

Revenue for the fourth quarter of 2016 increased 54% to $5.8 million from $3.8 million in the fourth quarter of 2015 due primarily to the addition and growth of 14 company-owned or managed clinics and the net increase of 44 franchised clinics since December 31, 2015.

Cost of revenue in the fourth quarter of 2016 increased 2% compared to the fourth quarter of 2015, due to an increase in regional developer commissions related to higher gross sales from clinics in regional developer territories.

Selling and marketing expenses increased by 28% to $1.2 million in the fourth quarter of 2016, compared to $1.0 million in the same period last year due to increases in the national marketing program.

General and administrative expenses increased to $8.9 million in the fourth quarter of 2016, compared to $5.1 million in the fourth quarter of 2015. This increase includes a disposition or impairment charge of $3.5 million associated with the transfer and closing of clinics in Chicago and Upstate New York that the Company announced in January 2017. The balance of the $0.3 million year over year increase was driven by occupancy expenses associated with having a greater number of clinics open in the fourth quarter of 2016 compared to the same period the prior year.

Depreciation and amortization expenses increased for the fourth quarter of 2016, compared to the prior year quarter, due to the addition of property, equipment and intangible assets in acquisitions of franchises and regional developer rights, as well as growth in the number of greenfield clinics.

Operating loss in the fourth quarter of 2016 was ($5.7) million.  Excluding the aforementioned one-time disposition or impairment charge of $3.5 million, Adjusted Operating Loss (a Non-GAAP Measure) was ($2.2) million, which is a $1.3 million improvement compared to an operating loss of ($3.5) million in the fourth quarter of 2015. Net loss in the fourth quarter of 2016 was ($5.8) million, or ($0.45) per share, compared to a net loss of ($3.4) million or ($0.31) per share in the same period the prior year. Net loss in the fourth quarter of 2016 includes the one-time impairment and disposition charge of $3.5 million, or $0.27 per share.

Adjusted EBITDA (a Non-GAAP measure) in the fourth quarter of 2016 was ($1.4) million, compared to ($2.8) million in the same quarter the prior year, ($1.7) million in the third quarter of 2016, ($2.0) million in the second quarter of 2016 and ($2.7) million in the first quarter of 2016.

Full Year 2016 Financial Results

Revenue in 2016 increased 48% to $20.5 million from $13.8 million in 2015 due primarily to the addition and growth of 14 company-owned or managed clinics and the addition of 44 franchised clinics since December 31, 2015.

Cost of revenue in 2016 increased 4% compared to 2015 due to an increase in regional developer commissions related to higher gross sales from clinics in regional developer territories.

Selling and marketing expenses increased 55% to $4.4 million in 2016, compared to $2.8 million in the prior year due to increased marketing efforts at company-owned or managed clinics and from initiatives associated with the national marketing program.

General and administrative expenses increased by 58% to $25.6 million in 2016, compared to $16.2 million in 2015. This increase was driven by the one-time disposition or impairment charge previously mentioned, and occupancy expenses and personnel costs associated with having a greater number of clinics open in 2016 compared to 2015.

Depreciation and amortization expenses increased for the full year of 2016, compared to 2015, due to the addition of property, equipment and intangible assets in acquisitions of franchises and regional developer rights, as well as growth in the number of greenfield clinics.

Operating loss in 2016 was ($15.0) million.  Excluding the one-time disposition or impairment charge of $3.5 million, 2016 Adjusted Operating Loss (a Non-GAAP Measure) was ($12.8) million, which is a $3.5 million increase compared to the loss of ($9.3) million in 2015.  Net loss in 2016 was ($15.2) million, or ($1.20) per share, compared to a net loss of ($8.8) million or ($0.88) per share in 2015. Net loss for full year 2016 includes the disposition or impairment charge of $3.5 million, or $0.28 per share.

Adjusted EBITDA in 2016 was ($7.7) million, compared to ($6.8) million in the prior year.

As of December 31, 2016, cash and cash equivalents were $3.0 million, compared to $16.8 million at December 31, 2015 and $3.4 million at September 30, 2016.

Effective March 7, 2017, existing board member Ron DaVella was promoted to Lead Director of The Joint Corp. He has served as a director since the initial public offering and currently serves as the Chief Financial Officer for Amazing Group, Inc.  Before that he was an audit partner with Deloitte & Touche LLP.  DaVella succeeds Rich Kerley who has stepped down as Lead Director due to a family loss in 2016, but will remain on the Company’s board of directors.

2017 Financial Guidance

For full year 2017, The Joint Corp. is providing guidance for total revenues and Adjusted EBITDA as set forth below:

  Total revenues in the range of $22 million to $24 million.
  Adjusted EBITDA in the range of $(1.5) million to $(0.5) million.
  Net new franchise clinic openings in the range of 50 to 60.

Conference Call

The Joint Corp. management will host a conference call at 5:00 p.m. ET on Thursday, March 9, 2017, to discuss the fourth quarter and full year 2016 results. The conference call may be accessed by dialing 765-507-2604 or 844-464-3931, and referencing 64205478. A live webcast of the conference call will also be available on the investor relations section of the Company’s website at www.thejoint.com An audio replay will be available two hours after the conclusion of the call through March 16, 2017. The replay can be accessed by dialing 404-537-3406 or 855-859-2056. The passcode for the replay is 64205478.

Non-GAAP Financial Information

This earnings release includes a presentation of EBITDA, Adjusted EBITDA and Adjusted Operating Loss, which are non-GAAP financial measures. These are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the Company’s underlying operating performance and operating trends. Reconciliations of net loss to EBITDA and Adjusted EBITDA are presented within the tables below. Operating loss is reconciled to Adjusted Operating Loss by eliminating the one-time charge for disposition or impairment of $3.5 million.  The Company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, loss on disposition or impairment, and stock-based compensation expenses. The Company defines EBITDA as net income (loss) before net interest, taxes, depreciation, and amortization expenses.

EBITDA, Adjusted EBITDA and Adjusted Operating Loss do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA, Adjusted EBITDA and Adjusted Operating Loss are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA, Adjusted EBITDA and Adjusted Operating Loss should be reviewed in conjunction with the Company’s financial statements filed with the SEC.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire corporate clinics as rapidly as we intend, our failure to profitably operate corporate clinics, and the factors described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ:JYNT)

Based in Scottsdale, Arizona, The Joint is an emerging growth company that is reinventing chiropractic by making quality care convenient and affordable for patients seeking pain relief and ongoing wellness. Its no-appointment policy and convenient hours and locations make care more accessible, and affordable membership plans and packages eliminate the need for insurance. With 360+ clinics nationwide and more than 3 million patient visits annually, The Joint is a key leader in the chiropractic profession. For more information, visit www.thejoint.com or follow the brand on Twitter, Facebook, YouTube and LinkedIn.

Business Structure

The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, Florida, Illinois, Kansas, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, and Tennessee, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

THE JOINT CORP. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$3,009,864	$16,792,850
Restricted cash	334,394	385,282
Accounts receivable, net	1,021,733	743,239
Income taxes receivable	42,014	70,981
Notes receivable - current portion	40,826	60,908
Deferred franchise costs - current portion	748,300	605,850
Prepaid expenses and other current assets	499,525	366,033
Total current assets	5,696,656	19,025,143
Property and equipment, net	4,724,706	7,138,746
Notes receivable, net of current portion and reserve	-	15,823
Deferred franchise costs, net of current portion	836,350	1,534,700
Intangible assets, net	2,338,922	2,542,269
Goodwill	2,750,338	2,466,937
Deposits and other assets	707,889	638,710
Total assets	$17,054,861	$33,362,328

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,054,946	$1,996,971
Accrued expenses	299,997	375,529
Co-op funds liability	73,246	201,078
Payroll liabilities	750,421	1,493,375
Notes payable - current portion	331,500	451,850
Deferred rent - current portion	215,450	334,560
Deferred revenue - current portion	3,077,430	2,579,423
Other current liabilities	60,894	54,596
Total current liabilities	5,863,884	7,487,382
Notes payable, net of current portion	-	130,000
Deferred rent, net of current portion	1,400,790	457,290
Deferred revenue, net of current portion	2,231,712	4,369,702
Deferred tax liability	120,700	-
Other liabilities	512,362	238,648
Total liabilities	10,129,448	12,683,022
Commitments and contingencies
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000
shares authorized, 0 issued and outstanding, as of December 31, 2016,
and December 31, 2015	-	-
Common stock, $0.001 par value; 20,000,000 shares
authorized, 13,317,393 shares issued and 13,020,889 shares outstanding as of December 31, 2016 and 13,070,180 shares issued and 12,536,180
outstanding as of December 31, 2015	13,317	13,070
Additional paid-in capital	36,398,588	35,267,376
Treasury stock (296,504 shares as of December 31, 2016 and
534,000 as of December 31, 2015, at cost)	(503,118)	(791,638)
Accumulated deficit	(28,983,374)	(13,809,502)
Total stockholders' equity	6,925,413	20,679,306
Total liabilities and stockholders' equity	$17,054,861	$33,362,328

THE JOINT CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues:
Revenues and management fees from company clinics	$2,440,771	$1,282,407	$8,578,048	$3,651,273
Royalty fees	1,635,436	1,250,925	5,973,079	4,515,203
Franchise fees	645,400	609,000	2,286,809	2,471,259
Advertising fund revenue	648,150	235,644	1,866,406	1,191,124
IT related income and software fees	246,250	209,312	932,709	808,070
Regional developer fees	121,034	67,202	617,573	866,802
Other revenues	43,930	108,281	269,016	331,700
Total revenues	5,780,971	3,762,771	20,523,640	13,835,431
Cost of revenues:
Franchise cost of revenues	693,979	694,123	2,717,691	2,642,451
IT cost of revenues	59,166	43,229	221,918	177,462
Total cost of revenues	753,145	737,352	2,939,609	2,819,913
Selling and marketing expenses	1,234,697	962,111	4,419,180	2,843,613
Depreciation and amortization	657,898	446,466	2,566,136	1,268,955
General and administrative expenses	5,346,437	5,121,101	22,101,083	16,219,392
Total selling, general and administrative expenses	7,239,032	6,529,678	29,086,399	20,331,960
Loss on disposition or impairment	3,520,370	-	3,520,370	-
Loss from operations	(5,731,576)	(3,504,259)	(15,022,738)	(9,316,442)

Other income (expense):
Bargain purchase gain	-	(123,067)	-	261,147
Other income, net	3,395	4,319	13,295	22,119
Total other income (expense)	3,395	(118,748)	13,295	283,266

Loss before income tax expense	(5,728,181)	(3,623,007)	(15,009,443)	(9,033,176)

Income tax (expense) benefit	(32,285)	242,003	(164,429)	235,855

Net loss and comprehensive loss	$(5,760,466)	$(3,381,004)	$(15,173,872)	$(8,797,321)

Loss per share:
Basic and diluted loss per share	$(0.45)	$(0.31)	$(1.20)	$(0.88)

Basic and diluted weighted average shares	12,813,438	10,828,011	12,696,649	10,042,001

Non-GAAP Financial Data:
Net loss	$(5,760,466)	$(3,381,004)	$(15,173,872)	$(8,797,321)
Interest expense	10,062	5,091	14,762	14,887
Depreciation and amortization expense	657,898	446,466	2,566,136	1,268,955
Income tax expense (benefit)	32,285	(242,003)	164,429	(235,855)
EBITDA	$(5,060,221)	$(3,171,450)	$(12,428,545)	$(7,749,334)
Stock compensation expense	110,781	179,068	1,123,481	825,146
Acquisition related expenses	10,750	31,072	74,736	393,069
Loss on disposition or impairment	3,520,370	-	3,520,370	-
Bargain purchase gain	-	123,067	-	(261,147)
Adjusted EBITDA	$(1,418,320)	$(2,838,243)	$(7,709,958)	$(6,792,266)

The above table presents the reconciliation of net income (loss) to Adjusted EBITDA for the three and twelve month periods ended December 31, 2016 and 2015.

THE JOINT CORP. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
	Year Ended
	December 31,
	2016	2015
Net loss	$(15,173,872)	$(8,797,321)
Adjustments to reconcile net loss to net cash	6,936,907	805,682
Changes in operating assets and liabilities	(2,610,347)	1,195,160
Net cash used in operating activities	(10,847,312)	(6,796,479)
Net cash used in investing activities	(2,695,822)	(10,013,083)
Net cash used in financing activities	(239,852)	12,805,629
Net decrease in cash	$(13,782,986)	$(4,003,933)

[1] Comp Sales refers to the amount of sales a clinic generates in the most recent accounting period, compared to sales in the comparable period of the prior year, and (i) includes sales only from clinics that have been open at least 13 full months and (ii) excludes any clinics that have closed.

Investor Contact:
Peter Vozzo
peter.vozzo@westwicke.com
443-213-0505

Media Contact:
Inna Lazarev
Public Relations Manager
inna.lazarev@thejoint.com